1

Debenture – Floating Charge

DEBENTURE

Made and executed this 23 day of October 2013

WHEREAS,	the undersigned, Inspire M.D Ltd, a limited liability company organised and existing under the laws of the State of Israel with its registered office at 4 Menorat Hamaor St., Tel Aviv, 6744831, Israel (hereinafter: the “Pledgor”), intends to receive, jointly and severally with its parent company InspireMD, Inc. (hereinafter: the “Parent”) from Hercules Technology Growth Capital, Inc., a Maryland corporation with its registered office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301 (hereinafter: the “Lender”), a loan or loans, for such purpose and on such conditions as specified in the provisions of that certain Loan and Security Agreement entered into between and among the Lender, the Pledgor and the Parent on October 23rd, 2013 (hereinafter, as may be amended, restated, replaced or supplemented from time to time in accordance with its terms, and together with the Loan Documents (as defined thereunder), collectively, the “Loan Agreement”); and

THEREFORE,	it has been agreed that the Pledgor shall secure the repayment of the various amounts of money which the Pledgor may owe and/or may be liable to the Lender in connection with the Loan Agreement and/or otherwise, all in accordance with the terms hereinafter contained.

NATURE OF THE DEBENTURE

1.	This Debenture has been made to secure the full and punctual payment of all the sums due and to become due to the Lender from the Pledgor in connection with the Loan Agreement, including without limitations in connection with the Secured Obligations (as defined in the Loan Agreement), whether due from the Pledgor alone or jointly with others, whether the Pledgor may have incurred or will incur liability with respect thereto in the future, as obligor and/or as guarantor and/or as endorser or otherwise, now due or becoming due in the future, which are payable prior to the realisation of the collateral security to which this Debenture is applicable or subsequent thereto, whether due absolutely or contingently, directly or indirectly, unlimited in amount together with interest, commissions, charges, fees and direct expenses including costs required for realising the collateral security, reasonable lawyers fees, insurance, stamp duty and any other payments arising from this Debenture and together with any nature of linkage differences due and becoming due from the Pledgor to the Lender in any manner whatsoever in respect of linked principal and interest and any other linked sum all in accordance with the terms of the Loan Agreement (all the foregoing sums being jointly and severally hereinafter referred to as the “Secured Sums”).

THE CHARGE

2.	As collateral security for the full and punctual payment of all of the Secured Sums (whether at stated maturity, acceleration or otherwise), and without derogating from any other security, the Pledgor hereby absolutely and unconditionally charges in favour of the Lender and its successors by way of a first ranking floating charge all of the Pledgor's property, assets and rights, now or at any time belonging to or acquired by the Pledgor and the profits and benefits derived therefrom, including without derogating from the generality of the aforementioned, the property, assets and rights set forth below, but excluding in all cases the Intellectual Property and Permitted Liens as long as they exist (as such terms are defined in the Loan Agreement) (hereinafter together, the “Assets Subject to a Floating Charge”):

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Debenture – Floating Charge

(a)	All the assets, monies, property and rights of any kind whatsoever without exception, whether now or hereafter at any time in the future owned by the Pledgor in any manner or way whatsoever (including, for the avoidance of any doubt, and without limitation, all accounts, general intangibles, licenses (except for Restricted Licences, as defined below) , royalty fees and other property that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (as such term is defined under the Loan Agreement));

for purposes of this Section, "Restricted Licenses" shall mean any material license or other agreement with respect to which Pledgor is the licensee (a) that prohibits or otherwise restricts Pledgor from granting a security interest in and a fixed or floating charge over Pledgor’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Lender’s right to sell any Assets Subject to a Floating Charge;

(b)	All the current assets, without exception, now or hereafter at any time in the future owned by the Pledgor in any manner or way whatsoever, the expression 'current assets' meaning all the assets, monies, property and rights of any kind with the exception of land, buildings and fixtures;

(c)	All the fixed assets now or hereafter at any time in the future owned, belonging to, acquired by the Pledgor in any manner or way whatsoever, the expression 'fixed assets' to include, inter alia, land, buildings, fixtures and fittings and fixed plant and machinery thereon;

(d)	All the stocks, shares, debentures, bonds, notes, instruments, Bills drawn or made by others, securities and other documents or instruments of any kinds owned by the Pledgor and/or which the Pledgor has any right in connection thereto now and at any time in the future, held by the Lender and/or by others and/or any rights in respect thereof;

(e)	All rights in land and/or all contractual rights under agreements between the Pledgor and the Israel Lands Administration and/or the Israel Development Authority and/or the Jewish National Fund ('Keren Kayemeth Le-Israel') and/or any other parties, now and hereafter existing at any time whatsoever.

3.	As further collateral security for the full and punctual payment of all of the Secured Sums, the Pledgor hereby absolutely and unconditionally pledges and charges to the Lender and its successors by way of a first ranking fixed pledge and charge the uncalled and/or called but unpaid share capital of the Pledgor and its reputation and goodwill, as presently and in the future at any time existing (hereinafter, jointly and severally - the “Charged Assets”).

4.	As further collateral security for the full and punctual payment of all of the Secured Sums, the Pledgor hereby absolutely and unconditionally assigns to the Lender by way of first ranking fixed charge and pledge all rights, claims and remedies of the Pledgor, including without limitation, any right to exemptions, relief, or reduction under and deriving from the Income Tax Ordinance [New Version], 5721-1961 and/or the Land Appreciation Tax Law, 5723-1963 and/or the Property Tax and Compensation Fund Law, 5721-1961 and/or any other applicable law.

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Debenture – Floating Charge

5.	As further collateral security for the full and punctual payment of all the Secured Sums, the Pledgor hereby pledges and charges to the Lender all such securities, documents and instruments, Bills drawn or made by others which the Pledgor has delivered or may deliver to the Lender from time to time whether for collection, safekeeping or otherwise (hereinafter: the “Charged Documents”), and upon the delivery thereof shall be and be deemed pledged and charged to the Lender by way of a first ranking fixed pledge and charge according to the terms of this Debenture the provisions of which, mutatis mutandis, shall apply to the charge and pledge thereof. The Lender shall be exempt from taking any action whatsoever in connection with the Charged Documents and shall not be liable for any loss or damage which may be caused in connection therewith and the Pledgor undertakes to indemnify the Lender in any event that the Lender is sued for any such loss of damage by others, except for any damages resulting of wilful misconduct by Lender.

The Pledgor hereby waives in advance any defence based on prescription in relation to the Charged Documents.

6.	The Assets Subject to a Floating Charge, the Charged Assets and the Charged Documents shall be hereinafter called the “Charged Property”.

The pledge and charge created by operation of this Debenture shall apply to all and any rights to compensation or indemnity which may accrue to the Pledgor by reason of the loss of, damage to or appropriation of the Charged Property.

DECLARATIONS OF THE PLEDGOR

7.	The Pledgor hereby declares as follows:

(a)	That the Charged Property is not charged, pledged or attached in favour of any other persons or parties other than any charge, pledge or attachment created by any Permitted Lien, as defined under the Loan Agreementprovided however, that to the extent that such Permitted Liens are specific first ranking limited-in-amount liens created by Pledgor in favour of another bank or financial institution, then, with respect to each such Permitted Liens, for as long as it is in effect, the terms of this Debenture, including without limitation, the definition of “Charged Property” hereunder shall be construed in a manner to give full force and effect to such Permitted Lien and enable this Debenture to be enforced to the maximum extent possible under applicable law.

(b)	That the Charged Property is, in its entirety, in the exclusive possession and ownership of the Pledgor, or in the possession or under the control of the Lender.

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Debenture – Floating Charge

(c)	That no restriction or condition of law or any agreement exists or applies to the ability of the Pledgor to transfer or charge the Charged Property.

(d)	That the Pledgor is capable of and entitled to charge the Charged Property.

(e)	That no assignment of rights or other disposition has occurred derogating from the value of the Charged Property.

(f)	The Pledgor has received all permits, consents and authorizations that shall be necessary or required to consummate this Debenture.

all except as permitted under the documents signed between the Pledgor and the Lender.

COVENANTS OF THE PLEDGOR

8.	The Pledgor hereby covenants as follows, as long as the floating charge created by this Debenture is in force and until the Lender has certified in writing that this Debenture is terminated:

(a)	To hold the Charged Property in accordance with the provisions of the Loan Agreement;

(b)	To use and deal with the Charged Property with the utmost care and to notify the Lender of any case of material disrepair, damage, loss, fault or defect affecting same and to remedy any disrepair, damage, fault or defect affecting the Charged Property due to use or for any other reason, and to be liable towards the Lender for any disrepair, damage, fault or defect as aforesaid;

(c)	To allow any representative of the Lender, during Pledgor’s regular business hours, to inspect and examine the condition of the Charged Property wherever the Charged Property may be situated, in accordance with the provisions of the Loan Agreement;

(d)	Following the occurrence of any of the events enumerated in Section 15 hereof and subject to applicable law, upon the Lender's first demand, to deliver to the Lender or to any bailee on its behalf, the Charged Property. In the event of the refusal of the Pledgor to comply with the provisions of this sub-clause, the Lender may, without the consent of the Pledgor, remove the Charged Property from the Pledgor's possession and hold the same or deliver the same to a bailee on behalf of the Lender at the expense of the Pledgor. Where the Charged Property have been so delivered to a bailee, the Lender shall be exempt from any loss or damage which for any reason may be caused to the Charged Property;

(e)	Not to sell, assign, dispose of, hire out, let, lease or transfer any of the Charged Property and not to allow any person to do any of the foregoing acts, without the prior written consent of the Lender, except as specifically permitted under the Loan Agreement;

(f)	Not to sell, assign, transfer, let, lease, surrender, dispose of, relinquish or waive, in whole or in part, any present or future asset, claim or right of the Pledgor, except as specifically permitted under the Loan Agreement and this Debenture;

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Debenture – Floating Charge

(g)	To notify, upon the Pledgor’s knowledge, the Lender forthwith of the levying of any attachment on the Charged Property, to forthwith notify the attachor of the charge in favour of the Lender and to take at the Pledgor's own expense immediately and without delay all such measures as are required for discharging such attachment;

(h)	Not to charge or pledge in any manner or way the Charged Property by conferring any rights ranking pari-passu prior to or deferred to the rights of the Lender and not to make any assignment of any right which the Pledgor may have in the Charged Property without receiving the prior written consent of the Lender, except as specifically permitted under the Loan Agreement;

(i)	To be liable towards the Lender for any defect in the Pledgor's title to the Charged Property and/or any default thereunder and to bear the responsibility for the authenticity, regularity and correctness of all the signatures, endorsements and particulars of any Bills, documents, instruments and securities which have been or may be delivered to the Lender by way of collateral security;

(j)	To pay when due all taxes and compulsory payments levied against the Charged Property and/or the income accruing thereon under any law and to furnish the Lender, at its request, with all the receipts for such payments. If the Pledgor fails to make such payments when due, the Lender may pay the same for the account of the Pledgor and debit the Pledgor with the payment thereof coupled with expenses, and Interest at the Default Rate. Such payments shall be secured by this Debenture;

(k)	Not to voluntarily wind up, liquidate or dissolve, sell, exchange, lease, transfer or otherwise dispose of all or substantially all its properties and assets;

(l)	That no structural change is or will be effected in the Pledgor and/or that no change of control in the Pledgor will occur, except as specifically permitted under the Loan Agreement;

(m)	Not to create, incur, assume, allow, or suffer to be created or exist any Lien (as defined under the Loan Agreement) on any of its property, or assign or convey any right to receive income, including the sale of any accounts, or permit any of its subsidiaries to do so, or permit any collateral not to be subject to the first priority security interest granted in the Loan Agreement, or the charges granted hereunder or under any other Loan Documents (as defined under the Loan Agreement) except for Permitted Liens (as defined under the Loan Agreement) , or enter into any agreement, document, instrument or other arrangement (except with or in favour of Lender) with any Person (as defined in the Loan Agreement) which directly or indirectly prohibits or has the effect of prohibiting Pledgor, Parent or any subsidiary from assigning, mortgaging, pledging, granting a security interest or charge in, over or upon, or encumbering any of Pledgor’s, Parent's or any subsidiary's Intellectual Property (as defined under the Loan Agreement) as specifically permitted under the Loan Agreement.

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Debenture – Floating Charge

9.	The Pledgor undertakes to notify the Lender forthwith upon its becoming aware of any of the following:

(a)	of any claim of right to any collateral security given to the Lender to which this Debenture is applicable and/or of any execution or injunction proceedings or other steps taken to attach, preserve or realise any such collateral security;

(b)	of any of the events enumerated in Clause 15 hereof;

(c)	of any material reduction in value of any collateral security granted or which may be granted by the Pledgor;

(d)	of any application filed for the winding-up of the Pledgor's affairs or for the appointment of a receiver over the Pledgor's assets as well as any resolution regarding any structural change in the Pledgor or any intention to do so;

(e)	of any change of address.

INSURANCE

10.	The Pledgor hereby undertakes to keep the Charged Property insured at all times as provided in the Loan Agreement.

11.	All the rights of the Pledgor deriving from the insurance of the Charged Property, including rights under the Property Tax and Compensation Fund Law, 5721-1961, as in force at any relevant time and under any other law, whether or not assigned to the Lender as aforesaid, are hereby charged to the Lender by way of a first ranking fixed charge and pledge.

INTEREST

12.	The Lender shall be entitled to calculate interest on the Secured Sums at such rate as has been or may be agreed upon from time to time between the Lender and the Pledgor according to the terms of the Loan Agreement.

REPAYMENT DATES

13.	The Pledgor hereby undertakes to pay the Lender, including through the Parent, all and any of the Secured Sums promptly on the maturity dates prescribed or which may be prescribed therefor from time to time.

14.	Except as specifically permitted under the Loan Agreement, the Lender may decline to accept any prepayment of the Secured Sums or pay part thereof prior to the date of maturity thereof and the Pledgor shall not be entitled to redeem all or any of the Charged Property by discharging the Secured Sums and/or any part thereof prior to their prescribed maturity dates.

Except as specifically permitted under the Loan Agreement, neither the Pledgor nor any person having a right liable to be affected by the pledges and charges hereby created or the realisation thereof shall have any right under Section 13(b) of the Pledge law, 5727-1967, or any other statutory provisions in substitution therefor.

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Debenture – Floating Charge

15.	Without derogating from the generality of the provisions of this Debenture, the Lender shall be entitled to demand the immediate payment of the Secured Sums and to debit any account of the Pledgor with the amount thereof in any one of the events enumerated below, in which case the Pledgor undertakes to pay the Lender all of the Secured Sums, and the Lender shall be entitled to take whatever steps it sees fit for the collection of the Secured Sums and in particular to crystallise the floating charge on the Assets Subject to a Floating Charge as provided in Clause 19(a) hereof and to realise, at the Pledgor's expense, the collateral securities by any means allowed by law;

(a)	The Pledgor is in breach of any of its obligations, undertakings, representations or warranties under this Debenture (the foregoing shall not derogate from any right, under any law, granted to the Lender in respect of any other breach), and such breach was not cured within Ten (10) days following the occurrence of such breach; and/or;

(b)	There occurs and continues to subsist an event which gives the Lender right to demand payment, under any of the Loan Documents signed between the Pledgor and the Lender, including, inter alia, under the Loan Agreement, provided that any period (if any) given to the Pledgor to effect payment or cure any other failure thereof, respectively, under such document shall have elapsed and as long as such payment or cure is not actually effected.

RIGHTS OF THE LENDER

16.	The Lender shall have the right of possession, lien, set-off and charge over any amounts, assets and/or rights including securities, coins, gold, banknotes, documents in respect of goods, insurance policies, Bills, assignments of rights, deposits, collaterals and their countervalue, in the possession of or under the control of the Lender at any time for or on behalf of the Pledgor, including such as have been delivered for collection, as security, for safe-keeping or otherwise. The Lender shall be entitled to retain the said assets until payment in full of the Secured Sums or to realise them by selling them and applying the countervalue thereof in whole or in part in payment of the Secured Sums.

17.	The Pledgor confirms that the Lender's books, accounts and entries shall be binding upon the Pledgor, shall be deemed to be correct and shall serve as prima facie evidence against the Pledgor in all their particulars, including all reference to the computation of the Secured Sums, the particulars of the Bills, guarantees and other collateral securities and any other matter related hereto. Notwithstanding the aforementioned, this Section shall in no way derogate from the rights or arguments of the Pledgor and the validity or effectiveness thereof regarding any claims in respect of inaccuracies, mistakes or other errors in the Lender’s books, accounts and entries.

18.	Without derogating from the other provisions contained in this Debenture, any waiver, extension, concession, acquiescence or forbearance (hereinafter: “waiver”) on the Lender's part as to the non-performance, partial performance or incorrect performance of any of the Pledgor's obligations pursuant to this Debenture, such waiver shall not be treated as a waiver on the part of the Lender of any rights but as a limited consent given in respect of the specific instance.

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Debenture – Floating Charge

19.	In any of the events enumerated in Clause 15 hereof;

(a)	the Lender shall be entitled to notify the Pledgor of the crystallisation immediately or on a date specified by the Lender of the floating charge over the Charged Property or any part thereof and to adopt all the measures it deems fit and allowed by applicable law in order to recover the Secured Sums and realise all of its rights hereunder, including the realisation of the Charged Property, in whole or in part, and to apply the proceeds thereof to the Secured Sums without the Lender first being required to realise any other guarantees or collateral securities, if such be held by the Lender.

(b)	Should the Lender decide to realise securities, Bills and other negotiable instruments, in accordance with Section 4(2) of the Pledge Law 5727-1967, then ten (10) days' advance notice regarding the steps that the Lender intends to take shall be deemed to be reasonable advance notice for the purpose of Section 19(b) of the Pledge Law, 5727-1967, or any other statutory provisions in substitution therefor.

(c)	As long as the Secured Sums are not paid in full, the Lender may realize the Charged Property in any lawful manner, inter alia, by applying to the qualified court or execution office (Hotzaa Lapoal) for the appointment of a receiver or receiver and manager on behalf of the Lender. Such receiver or receiver and manager, who shall be empowered, inter alia:

1.	to call in all or any part of the Charged Property.

2.	to carry on or to participate in the management of the business of the Pledgor, as they see fit.

3.	to sell or agree to the sale of the Charged Property, in whole or in part, to dispose of same or agree to dispose of same in such other manner on such terms as they deem fit.

4.	to make such other arrangement regarding the Charged Property or any part thereof as they deem fit.

(d)	All income to be received by the receiver or the receiver and manager from the Charged Property as well as any proceeds to be received by the Lender and/or by the receiver or receiver and manager from the sale of the Charged Property or any part thereof shall be applied to pay the Secured Sums in such order as Lender shall determine in its sole discretion and subject to any law.

20.	Should the payment date of the Secured Sums or any part thereof not yet have fallen due at the time of the sale of the Charged Property, or the Secured Sums be due to the Lender contingently only, then the Lender shall be entitled to recover out of the proceeds of the sale an amount sufficient to cover the Secured Sums and the amount so recovered shall be charged to the Lender as security for, and be held by the Lender until the discharge in full of, the Secured Sums.

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Debenture – Floating Charge

NATURE OF THE COLLATERAL SECURITY

21.	The collateral securities which have been or may be given to the Lender under this Debenture shall be continuing and revolving securities and shall remain in force until all Secured Sums have been fully discharged. Promptly after the full discharge of the Secured Sums the Lender shall certify in writing at the request of Pledgor, that this Debenture and any Lien hereunder are terminated and in addition, at the request of Borrower, execute and provide the Pledgor with any documents reasonably necessary in order to remove the charge created by this Debenture.

22.	All collateral securities and guarantees which have been or may be given to the Lender for payment of the Secured Sums shall be independent of one another.

23.	The nature and effect of the collateral securities to which this Debenture is applicable shall not be affected nor shall the validity of any of the securities and obligations of the Pledgor hereunder be impaired or affected by any compromise, concession, granting of time or other like release consented to by the Lender with respect to the Pledgor and/or the Parent or any subsidiary or by any variation in the Pledgor's and/or the Parent's obligations towards the Lender in connection with the Secured Sums or by any release or waiver by the Lender of any other collateral security or guarantees.

24.	The Lender may deposit all or any of the collaterals given or which may be given pursuant to this Debenture with a bailee of its own choosing, at its discretion and at the Pledgor's expense, and may substitute such bailee with another from time to time. The Lender may register all or any of such collaterals with any competent authority in accordance with any law and/or in any public register.

RIGHT OF ASSIGNMENT

25.	The Lender may at any time, at its own discretion and without the Pledgor's consent being required, assign this Debenture and its rights arising thereunder together, and not separately, with the assignment of all of its rights and obligations under the Loan Agreement. including the collaterals in whole or in part and any assignee may also reassign the said rights without any further consent being required from the Pledgor. Such assignment may be effected by endorsement on this Debenture or in any other way the Lender or any subsequent assignor deems fit.

NOTICE OF OBJECTION

26.	The Pledgor undertakes to notify the Lender in writing of any objection or contention it may have regarding any statement of account, extract thereof, certificate or notice received by it from the Lender including information received through any automatic terminal facility.

EXPENSES

27.	All the expenses in connection with this Debenture as detailed in the Loan Agreement and in any other Loan Documents signed between the Lender and the Pledgor, including the fee for preparing credit and security documents, the stamping and registration of documents, and all and any expenses involved in the realisation of the collateral security and institution of proceedings for collection (including the reasonable fees of the Lender's lawyers), insurance, safe-keeping, maintenance and repair of the Charged property shall be paid by the Pledgor to the Lender on its first demand, together with Interest at the Default Rate from the date demand was made until payment in full, and until payment in full, all the above expenses together with interest thereon shall be secured by this Debenture. The Lender may debit the Pledgor with the aforesaid expenses, together with interest thereon.

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Debenture – Floating Charge

LIABILITY OF THE PLEDGOR

28.	Should the Pledgor consist of two or more persons or entities, the Pledgor's liability shall be joint and several and all the parties comprising the Pledgor shall be jointly and severally liable for the performance of all the Pledgor's obligations hereunder and/or in connection with the Secured Sums, or any other liability incurred by, any party comprising the Pledgor shall be deemed to have been received or incurred by all the parties comprising the Pledgor. However, if any of the parties comprising the Pledgor is or becomes legally incompetent or is or becomes in any way discharged of his liability for the performance of any of the Pledgor's obligations as aforesaid, the liability of all of the other parties comprising the Pledgor shall not be affected thereby.

INTERPRETATION; AMENDMENT

29.	Any of the representations, warranties and covenants made by Pledgor hereunder shall be in addition to, and shall not derogate in any manner from, any representations, warranties and covenants made by Pledgor under the Loan Agreement and any other related document.

30.	In this Debenture - (a) the singular includes the plural and vice versa; (b) the masculine gender includes the feminine gender and vice versa; (c) “Lender” means Hercules Technology Growth Capital, Inc., its assigns, successors, or attorneys-in-fact; (d) “Bills” means: promissory notes, bills of exchange, cheques, undertakings, guarantees, sureties, assignments, bills of lading, deposit notes and any other negotiable instruments; (e) “Interest at the Default Rate” means interest at such default rate as is defined in the Loan Agreement; (f) the headings are only indicative and are not to be used in construing this Debenture; (g) the recitals hereto form an integral part hereof.

31.	Any term of this Debenture may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of both parties only.

32.	To the extent required, this Debenture may be translated into Hebrew for the sole purposes of the registration and filing of this Debenture with the Israeli Registrar of Companies and/or any other relevant Israeli official registrations. Notwithstanding the aforesaid, the executed English version of this Debenture shall prevail and supersede for all purposes and for all respects, in the event of any discrepancy or inconsistency between the English version and the translation.

NOTICES AND WARNINGS

33.

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Debenture – Floating Charge

(a)	Each communication to be made under this Debenture shall be made in writing and, unless otherwise stated, may be made also by telex or facsimile transmission or by electronic mail.

(b)	Each communication or document to be made or delivered by each party to another pursuant to this Debenture shall (unless that other party has by written notice, specified another address) be made or delivered to that party, addressed as follows:

(i)	if to the Pledgor:

Inspire M.D Ltd
4 Menorat Hamaor St.,
Tel Aviv, 6744831, Israel
Attn.: Craig Shore
Fax: +972 (3) 691 7692
Email: craigs@inspiremd.com

with a copy (which will not constitute notice) to:

Haynes and Boone, LLP
Attn.: Todd Ransom, Esquire
30 Rockefeller Plaza 26th Floor New York, NY 10112

and with a copy (which will not constitute notice) to:

Kafri Leibovich, Law Offices
Attn.: Amit Leibovich, Adv
5 Jabotinsky St., Ramat Gan 52520

(ii)	if to the Lender:

Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
Attn.: Chief Legal Officer and Mr. Bryan Jadot
Fax: 650-473-9194
Telephone: 650-289-3060
Email: bjadot@herculestech.com

with a copy to:

Riemer & Braunstein, LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn:	David A. Ephraim, Esquire
Fax:	(617) 880-3455
Email:	dephraim@riemerlaw.com

and with a copy to:

Raved, Magriso, Benkel & Co.
37 Shaul Hamelech Boulevard,
Tel Aviv, Israel, 6492806
Attn:	Einat Weidberg, Adv.
Fax:	+972-3-606-0266
Email:	einat_w@rmblaw.co.il

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Debenture – Floating Charge

and shall be deemed to have been made or delivered (a) upon the earlier of actual receipt and five (5) business days after deposit in regular mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission with receipt confirmation; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger.

GOVERNING LAW AND PLACE OF JURISDICTION

34.

(a)	This Debenture shall be construed in accordance with the laws of the State of Israel.

(b)	The exclusive place of jurisdiction for the purpose of this Debenture is hereby established as the competent court of law in Israel situated in Tel-Aviv, Jaffa.

*****

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Debenture – Floating Charge

IN WITNESS WHEREOF THE PLEDGOR HAS SIGNED THIS DEBENTURE OF FLOATING CHARGE

INSPIRE M.D LTD

/s/ Craig Shore
By: Craig Shore
Title: Chief Financial Officer